EXHIBIT 23.2


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


     We consent to the use in this Registration Statement of Westcon Group, Inc. on Form S-1 of our report with respect to Westcon Group, Inc. dated April 20, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

     Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Westcon Group, Inc., listed in Item 16(b) of part II of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


McGuigan & Company P.C.
Wall, New Jersey
January 12 , 2001